Exhibit 10.6

EXHIBIT A

AMENDMENT OF THE

1st ENTERPRISE BANK

2006 STOCK INCENTIVE PLAN

JULY 31, 2014

Effective upon approval of the Compensation Committee of the Board of Directors of CU Bancorp, the terms of the 1ST Enterprise Bank 2006 Stock Incentive Plan (the “Plan”) are hereby amended as follows:

1.	Section 6(c)(vi) of the Plan shall be deleted in its entirety and replaced with following:

(vi) Method of Exercise; Payment. An Option may be exercised by ten (10) days written notice delivered to the Bank stating the number of shares with respect to which the Option is being exercised, together with the form of payment for the exercise price. Except as otherwise provided below, the exercise price for the number of Shares purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) subject to applicable law and regulation, by tender to the Bank, or attestation to the ownership, of Shares owned by Optionee having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing the assignment to the Bank of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System, (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by an combination thereof. No fewer than ten (10) shares may be purchased at one time unless the number purchased is the total number which may be purchased under the Option.

2.	Section 6(c)(viii) of the Plan shall be deleted in its entirety and replaced with following:

(viii) Cessation of Employment.

(A) Incentive Option. With respect to any Incentive Option, except as provided in Subsections 6(c)(i) above, if an Optionee ceases to be employed by or to serve as a director of Bank or a subsidiary corporation for any reason other than death, disability or cause such Optionee’s Option shall expire three (3) months thereafter, and during such period after such Optionee ceases to be an employee or director, such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the

Optionee ceased to be employed or ceased to serve as a director of the Bank or such subsidiary corporation. Except as provided in Subsections 6(c)(i) above or 6(c)(ix) below, if an Optionee ceases to be employed by or ceases to serve as a director of the Bank or a subsidiary corporation by reason of disability (within the meaning of Section 22(e)(3) of the Code), such Optionee’s Option shall expire not later than one (1) year thereafter, and during such period after such Optionee ceases to be an employee or director such Option shall be exercisable only as to those shares with respect to installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to service as a director of the Bank on or such subsidiary corporation.

(B) Non-Qualified Option. With respect to any Non-Qualified Option, if an Optionee ceases to be employed by or to serve as a director of Bank or a subsidiary corporation for any reason other than death or cause such Optionee’s Option shall expire on the last day of the Option Term, as specified by the Board (or committee) in the Option Award Agreement (“Cessation of Employment Exercise Period”), and during such period after such Optionee ceases to an employee or director, such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the Optionee ceased to be employed or ceased to serve as a director of the Bank or such subsidiary corporation.

3.	Section 6(c)(x) of the Plan shall be deleted in its entirety and replaced with the following:

(x) Death of Optionee.

(A) Incentive Option. With respect to any Incentive Option, except as provided in Subsection 6(c)(i) above, if any Optionee dies while employed by or serving as a director of the Bank or a subsidiary corporation or during the three-month or one-year period referred to in Subsection 6(c)(viii)(A) above, such Optionee’s Option shall expire one (1) year after the date of such death. After such death but before such expiration, the persons to whom the Optionee’s rights under the Option shall have passed by Will or by applicable laws of decent and distribution shall have the right to exercise such Option to the extent that installments, if any, had accrued as of the date such Optionee’s death.

(B) Non-Qualified Option. With respect to any Non-Qualified Option, except as provided in Subsection 6(c)(i) above, if any Optionee dies while employed by or serving as a director of the Bank or a subsidiary corporation or during the Cessation of Employment Exercise Period referred to in Subsection 6(c)(viii)(B) above, such Optionee’s Option shall expire one (1) year after the date of such death. After such death but before such expiration, the persons to whom the Optionee’s rights under the Option shall have passed by Will or by applicable laws of decent and distribution shall have the right to exercise such Option to the extent that installments, if any, had accrued as of the date such Optionee’s death.